UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2005

FCStone Group, Inc.

(Exact name of Registrant as specified in its charter)

Iowa	000-51099	42-1091210
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2829 Westown Parkway, West Des Moines, Iowa	50266
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (515) 223-3756

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On December 12, 2005, FCStone Group, Inc. (the “Company”) entered into a new employment agreement (the “Agreement”) with Paul G. Anderson, Chief Executive Officer of the Company, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Agreement has an effective date of September 1, 2005, and supercedes and replaces the Chief Executive Officer Employment Agreement, between Mr. Anderson and the Company, dated February 22, 2002.

The Agreement provides for a three year term and a minimum base salary of $350,000 which will be reviewed annually by the Board of Directors to consider increases. The Agreement also provides for a covenant not to compete which is binding upon Mr. Anderson during the three year term of the Agreement, or, if the Agreement is earlier terminated, until September 1, 2008. Under the Agreement, Mr. Anderson will continue to participate in the existing incentive bonuses, defined benefits and fringe benefits in which he is presently participating, including the Company’s Short-Term Incentive Plan, the FCStone CEO Deferred Compensation Plan for Paul G. Anderson, the Executive Staff Long-Term Incentive Plan, the FCStone Nonqualified Supplemental Defined Benefit Plan, use of a company vehicle, reimbursement of costs of certain country club memberships and other benefits that are from time to time provided to the Company’s executive employees.

Under the Agreement, Mr. Anderson’s employment may only be terminated by the Company for “cause,” by Mr. Anderson for “good reason,” or upon the death of Mr. Anderson. The terms “cause” and “good reason” are defined in the Agreement.

The Agreement provides that Mr. Anderson will be entitled to the benefits of the Company’s Change of Control Policy, which provides for a 36 months continuation of compensation, benefits and perquisites if, after a change of control, Mr. Anderson is terminated by the Company or its successor (except for cause) or Mr. Anderson terminates employment after a diminution of duties, reduction in the level of compensation, benefits or perquisites, or change of location or more than 50 miles.

The foregoing description of the Agreement with Mr. Anderson does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Agreement which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements: Not Applicable.

(b) Pro Forma Financial Information: Not Applicable.

(c) Exhibits:

Exhibit 99.1	Chief Executive Officer Employment Agreement, executed December 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2005

FCSTONE GROUP, INC.
(Registrant)

By:	/s/ Stephen Gutierrez
Stephen Gutierrez
Executive Vice President and Chief Operating Officer